UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under § 240.14a-12
BURGER KING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Frequently Asked Questions
1.	How do I tender shares I own of BK Holdings, Inc. Common Stock and how can I get information about the purchase of my shares at closing? (Applies to shares that are owned outright and is not applicable to outstanding BK equity grants including unvested shares and unexercised options)
•	To voluntarily tender shares you own through a broker: Contact your broker using the telephone number found in the materials received in the mail or the telephone number or email address found on statements received from your broker. If you need additional tender offer materials, you can contact your broker or D.F. King, which is the information agent for the offer. D.F. King can be reached toll-free at (800) 714-3313.

•	Proceeds from Sale: You will need to contact your broker for information pertaining to the distribution of the proceeds from the purchase of your shares in the offer. The distribution of proceeds generally happens within a few days of the completion of an offer.
2.	What will happen to outstanding equity awards from the Company when the sale to 3G is final?

YOU ARE NOT REQUIRED TO TAKE ANY ACTION ON ANY OUTSTANDING EQUITY AWARD
•	Valentine’s Day Grant: The Valentine’s Day Grant refers to the two (2) stock options that were awarded to eligible employees on February 14, 2006. As a result of the stock split which occurred prior to the IPO, the grant is equivalent to 53 options with an exercise price of $21.64. These stock options will be liquidated at a value of $24 per share. The value of each option is the difference between $24 and the exercise price ($21.64). The proceeds of this grant are $125.08, less any applicable tax withholding. They will be distributed by the Company through local payroll.

•	Vested and Unvested Stock Options: All stock options will vest immediately and be liquidated at a value of $24 per share. The proceeds of each grant are the difference between $24 and the stock option exercise price, less any applicable tax withholding. The proceeds will be distributed by the Company through local payroll.

•	Unvested Shares/RSUs (PBRS and Restricted Shares): All PBRS and RS awards will vest immediately (and, in the case of PBRS, attainment of the target level of performance) and be liquidated at a price of $24 per share. The proceeds, less any applicable tax withholding, will be distributed by the Company through local payroll.

•	August 25, 2010 Grant: The grant that was made on August 25, 2010 will vest and be paid in the same way as the above equity, unless you are an Officer of the Company. If you are an Officer, 60% of the gross proceeds from the purchase will be deposited into a special account. We will provide more details on the treatment of this grant for Officers in a separate communication.

•	Dividend Equivalents: An amount has been accrued representing the payment of quarterly dividends ($0.0625 per share per quarter) on the PBRS and RS awards. Accrued dividend equivalents, less any applicable tax withholding, will be distributed via local payroll.

•	Fees for liquidating outstanding equity: There will be no fees associated with liquidating outstanding equity as a result of the closing of the sale to 3G.
Note to employees located outside the U.S.: Information will be provided at a later date regarding how proceeds will be distributed to you.

3.	Will there be any blackout dates or other restrictions on outstanding equity leading up to the closing of the sale to 3G?
•	Window Group Members: The trading window will close for members of the Window Group on September 30 at the close of trading.

•	All Employees: All employees will be subject to a blackout period at Merrill Lynch beginning on October 8, 2010 at the close of trading. No transactions will be permitted on outstanding equity awards. You will be able to access your Merrill Lynch accounts to view your outstanding equity holdings. The blackout will not apply to transactions on shares owned outright and held in a Merrill Lynch or other brokerage account.
4.	What will be the timing of payments and statements?
•	Payments from the Company: The Company’s goal is to process the payments within one week of the closing of the transaction.

•	Payments from Brokers for “Owned Shares”: You will need to contact your broker for information pertaining to the timing and distribution of the proceeds

•	Statements: Within one week of the closing, the Total Rewards team will distribute personalized statements detailing the proceeds from outstanding equity awards, the pro rata bonus and ERP contributions, if applicable. At the end of the month following the closing of the transaction, Merrill Lynch will distribute statements detailing the cancellation of outstanding equity awards.

•	401(k) BK Stock Fund: Merrill Lynch will contact employees regarding the reinvestment of the proceeds from the sale of shares of BKC Common Stock held in the 401(k) plan.
For more information or if you have any questions call Susan Kunreuther at 3678 or Joan Gliboff at 3565.
Notice to Investors
This FAQ is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock is being made pursuant to an offer to purchase and related materials that an affiliate of 3G Capital filed with the SEC. An affiliate of 3G Capital has filed a tender offer statement on Schedule TO with the SEC in connection with the commencement of the offer, and the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement, including any amendments thereto, contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials have been or will be sent free of charge to all the Company’s stockholders. In addition, all of these materials (and all other materials filed by the Company with the SEC) are available at no charge from the SEC through its website at www.sec.gov. The Schedule TO, Schedule 14D-9 and related materials may be obtained for free from D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, Toll-Free Telephone: (800) 714-3313. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by contacting the Company’s Investor Relations at 5505 Blue Lagoon Drive, Miami, Florida 33126, telephone number (305) 378-7696 or investor@whopper.com.

Additional Information about the Merger and Where to Find It
In connection with the potential transaction referred to in this FAQ, Burger King Holdings, Inc. filed a preliminary proxy statement with the SEC related to the approval of the merger agreement by the Company’s stockholders. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by an affiliate of 3G Capital pursuant to the terms of the merger agreement. The materials filed and to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from the Company by contacting the Company’s Investor Relations at 5505 Blue Lagoon Drive, Miami, Florida 33126, telephone number (305) 378-7696 or investor@whopper.com. Investors and security holders of the Company are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
Burger King Holdings, Inc. and its respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2009 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended June 30, 2010, the preliminary proxy statement relating to the merger and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the definitive proxy statement relating to the merger when it becomes available.

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